J.P. Morgan Partners (23A SBIC)/Triton PCS, Inc. Exhibit 99.1

Name and Address of Reporting Person[1]	Designated Reporter[1]	Statement for month/day/year	Deemed Execution Date if any (month/day/year)	Issuer Name, Ticker or Trading Symbol	Title of Security	Amount of Securities Beneficially owned	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership[1]	Disclaims Pecuniary Interest
J.P. Morgan Partners (23A SBIC Manager), Inc. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas 40th Floor New York, New York 10020	J.P. Morgan Partners (23A SBIC), L.P.	May 10, 2006	N/A	SunCom Wireless Holdings, Inc. (“TPC”)	Class A Common Stock	See Table I	I	See Explanatory Note 2 below	No
J.P. Morgan SBIC LLC c/o J.P. Morgan Partners LLC 1221 Avenue of the Americas 40th Floor New York, NY 10020	J.P. Morgan Partners (23A SBIC), L.P.	May 10, 2006	N/A	SunCom Wireless Holdings, Inc. (“TPC”)	Class B Common Stock	See Table II	D
J.P. Morgan SBIC Holdings LLC c/o J.P. Morgan Partners LLC 1221 Avenue of the Americas 40th Floor New York, NY 10020	J.P. Morgan Partners (23A SBIC), L.P.	May 10, 2006	N/A	SunCom Wireless Holdings, Inc. (“TPC”)	Class B Common Stock	See Table II	I	See Explanatory Note 3 Below	No
J.P. Morgan Capital, L.P. c/o J.P. Morgan Partners LLC 1221 Avenue of the Americas 40th Floor New York, NY 10020	J.P. Morgan Partners (23A SBIC), L.P.	May 10, 2006	N/A	SunCom Wireless Holdings, Inc. (“TPC”)	Class B Common Stock	See Table II	I	See Explanatory Note 4 below	No
J.P. Morgan Capital Management Company L.P. 1221 Avenue of the Americas 40th Floor New York, NY 10020	J.P. Morgan Partners (23A SBIC), L.P.	May 10, 2006	N/A	SunCom Wireless Holdings, Inc. (“TPC”)	Class B Common Stock	See Table II	I	See Explanatory Note 4 below	No
J.P. Morgan Capital Management Company LLC 1221 Avenue of the Americas 40th Floor New York, NY 10020	J.P. Morgan Partners (23A SBIC), L.P.	May 10, 2006	N/A	SunCom Wireless Holdings, Inc. (“TPC”)	Class B Common Stock	See Table II	I	See Explanatory Note 4 below	No

Explanatory Note:

1)
The Designated Reporter is executing this report on behalf of all Reporting Persons, each of whom has authorized it to do so. Each of such Persons disclaims beneficial ownership of the securities to the extent it exceeds such Person’s pecuniary interest therein.

2)
The amount show in Table 1 represents the beneficial ownership of the Issuer’s equity securities by J.P. Morgan Partners (“23A SBIC”), L.P., a portion of which may be deemed attributable to the Reporting Person because the Reporting Person is the general partner of 23A SBIC. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within 23A SBIC. The Reporting Person disclaims beneficial ownership in the securities to the extent it exceeds its pecuniary interest therein, if any.

3)
The amount shown in Table II represents the beneficial ownership of the Issuer’s equity securities by J.P. Morgan SBIC LLC (“Heritage Morgan SBIC”). The Reporting Person is the managing member of Heritage Morgan SBIC.

4)
The amount shown in Table II represents the beneficial ownership of the Issuer’s equity securities by Heritage Morgan SBIC. J.P. Morgan Capital, L.P. is the managing member of the parent of Heritage Morgan SBIC. The general partner of J.P. Morgan Capital, L.P., J.P. Morgan Capital Management Company L.P. (“Capital Management”), has a 20% profit interest in J.P. Morgan Capital, L.P. JPM Capital, LLC a wholly owned subsidiary of JPMorgan Chase & Co., and an offshore subsidiary of JPMP Capital, LLC own the remaining interests in J.P. Morgan Capital, L.P.

5)	J.P. Morgan Investment Partners, L.P. (“JPMP”) has a 99% limited partnership interest in Capital Management through J.P. Morgan Capital Management Company, LLC.